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EXHIBIT 4(B)     1995 NON-EMPLOYEE DIRECTORS  STOCK
                 OPTION PLAN AND EXHIBITS


1. DEFINITIONS. The terms below shall be defined as indicated.

         1.1 Administrator means the Board or any executive officer or officers of the Company designated by the Board.

         1.2 Board means the Board of Directors of the Company, including any directors who may be Optionees.

         1.3  Change in Control means the occurrence of and of the following:

         (i) Any "person," as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act (but excluding the Company and any successor to the Company which became a successor of the Company in a transaction that did not involve a Change in Control, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary, including any trustee of any such plan acting as trustee), becomes directly or indirectly the "beneficial owner"(as defined in Rule 13d-3 under the Exchange Act) of, or makes an offer to purchase, securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities with respect to the election of directors.

         (ii) During any period of twelve (12) consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 12-month period shall be deemed to have satisfied such requirement and be an Incumbent Director if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors of the Company who then qualified as Incumbent Directors either because they were directors at the beginning of such 12-month period or by operation of this clause (ii).

         (iii) The stockholders of the Company approve a merger or consolidation of the Company or a reclassification of its voting stock without the consent or approval of a majority of the Incumbent Directors.

         (iv) The stockholders of the Company approve a sale or other disposition of all or substantially all of the Company's assets.

         (v) The stockholders of the Company approve or adopt a plan of liquidation, dissolution or winding up.

         1.4 Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereof.

         1.5 Common Stock means the Company's common stock, par value $.50, subject to the provisions of Section 9.

         1.6 Company means COMNET Corporation, a Delaware corporation, and any successor corporation which adopts the Plan.





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         1.7  Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereof.

         1.8 Fair Market Value means, on a specified date, the last sales price of a Share traded on the over-the counter market, as reported on the NASDAQ National Market System, or the last closing price for a Share on the stock exchange, if any, on which Shares are primarily traded (or if no Shares were traded on such date, then on the last previous date on which any Shares were so traded), or if none of the above is applicable, the value of a Share for such date as established by a nationally recognized appraisal firm or investment bank, using any reasonable method of valuation.

         1.9 Non-Employee Director means a director of the Company who is not an officer or employee of the Company or any subsidiary.

         1.10 Option means an option to purchase Shares granted by the Company pursuant to the Plan.

         1.11 Option Agreement means a written agreement as described in
Section 7 between the Company and the Optionee evidencing an option.

         1.12 Option Period means the period from the date of the granting of an Option to the date on which that Option terminates pursuant to Section 5.2 hereof.

         1.13 Option Price means the price to be paid for the Shares purchased pursuant to an Option.

         1.14 Optionee means any person who is granted an Option under the Plan.

         1.15 Plan means the Company's 1995 Non-Employee Directors Stock Option Plan, as adopted by the Board in substantially the form set forth herein and as the same may be amended or otherwise modified from time to time.

         1.16 Shares means shares of Common Stock.

         1.17 Subsidiary means a subsidiary of the Company as defined under
Section 424 of the Code.

2.  PURPOSE; CONSTRUCTION.

         2.1 The Plan is intended to encourage ownership of Common Stock by directors of the Company, upon whose judgment and interest the Company is dependent for its successful operationand growth, in order to increase their proprietary interest in the Company's success and to encourage them to serve as directors of the Company.

         2.2 The Plan is intended to comply with the terms and provisions of Rule 16b-3 promulgated under the Exchange Act. Any provision of the Plan or any option Agreement inconsistent with the terms of such Rule in effect on such date shall be inoperative and shall not affect the validity of the Plan, such Option Agreement or any other provision thereof.

3. ADMINISTRATION AND INTERPRETATION. The terms and conditions under which options shall be granted under the Plan are set forth in Section 5. Subject to the provisions of Section 12, the Administrator shall have authority to interpret the provisions of the Plan, to establish such rules and procedures as may be necessary or advisable to administer the Plan and to make all determinations necessary or advisable for the administration of the Plan; provided, however, that no such interpretation or determination shall change or affect the selection of participants eligible to receive grants under the Plan, the number of shares covered by or the timing of any grant of Options





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under the Plan or the terms and conditions thereof.  The interpretation and construction by the Administrator of any provision of the Plan or of any Option Agreement shall be final and conclusive.

4. ELIGIBLE PERSONS. Options shall be granted pursuant to the provisions hereof to persons who are Non-Employee Directors at the time of grant.

5.  GRANT OF OPTIONS.

         5.1 Procedure. Subject to the provisions of Section 8.1 limiting the maximum number of Shares subject to purchase under Options, (a) each Non-Employee Director whose initial term commences after the date of adoption of the Plan by the Board shall be granted an option as of the date such director is first elected to the Board of Directors to purchase 5,000 Shares, and (b) on the first day of each fiscal year of the Company, each Non-Employee Director (including Non-Employee Directors whose initial terms commenced on or before the date of adoption of the Plan by the Board) shall be granted an option to purchase 5,000 Shares. Each such Option shall become exercisable as to 20% of the Shares covered thereby on each of the first five successive anniversaries of the date of grant; provided, however, that upon the occurrence of a Change in Control any portion of each such Option not then exercisable shall immediately and automatically (without notice) become fully exercisable. The Option Price for each option shall be the Fair Market Value of a Share on the date of grant. No Option shall be granted under the Plan except as provided in this Section 5.1.

5.2 Termination. The unexercised portion of each Option (both vested and non-vested) shall automatically and without notice terminate and become null and void upon the earlier of the following:

              (i) The fifteenth anniversary of the date of grant; or

              (ii) Subject to the provisions of this Section 5.2, thirty (30) days following the date of termination of the Optionee's status as a director of the Company.

Notwithstanding the foregoing, if an Optionee ceases to be a director of the Company due to retirement on or after attaining the age of 65 (or such earlier date as such Optionee shall be permitted to retire under the Company's retirement policy then in effect) or due to disability (the existence of which disability shall be determined by the Administrator in its sole discretion, which determination shall be conclusive), any unexercised portion of the Option that was otherwise exercisable on the date such Optionee ceases to be a director of the Company shall be exercisable by the Optionee at any time within the 30 day period following the date of termination of such Optionee's status as a director, and if an Optionee dies while a director of the Company or within 30 days following the date of termination of such Optionee's status as a director, any unexercised portion of the Option that was otherwise exercisable on the date of such Optionee's death shall be exercisable by the Optionee's personal representatives or heirs at law if no personal representative is required by the governing state law, at any time within the one (1) year period from the date of such Optionee's death; provided, however, that notwithstanding anything to the contrary contained herein, in no event shall any option be exercisable following the fifteenth anniversary of the date of grant.

         5.3 Additional Grants. Nothing contained in the Plan shall be construed to preclude the granting of an Option or Options pursuant to Section
5.1 to an Optionee in addition to an Option or options for the purchase of Shares already held by that Optionee or the granting of more than one option pursuant to Section 5.1 to an Optionee at the same time.

         5.4 Subject to Exchange Rules. Any and all grants of Options shall be subject to all applicable rules and regulations of any exchange on which the Company's Common Stock may then be listed.





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6.  EFFECTIVE AND EXPIRATION DATES OF PLAN.  The Plan shall be effective on
September 12, 1995, after approval by the Company's stockholders at the 1995 annual meeting of stockholders. No Option shall be granted after September 10, 2005.

7. OPTION AGREEMENTS. Option Agreements shall be in such form as the Administrator shall approve or determine; provided, however, that all Option Agreements shall comply with and be subject to the following terms and conditions.

         7.1 Manner, Time, and Medium of Payment. An Option shall be exercised in the manner set forth in the Option Agreement relating thereto and payment in full of the Option Price for all Shares shall be made at the time of exercise. Payment shall be in United States dollars in the form of cash, certified check or bank draft, or by delivery of fully paid Shares valued at their Fair Market Value on the date of exercise, or, if the Option Agreement so provides (subject to compliance with any applicable rules promulgated under Section 16 of the Exchange Act requiring elections to be made six (6) months in advance or during a window period or as may otherwise hereafter be required), by withholding Shares with respect to which the Optionee has exercised such Option having a Fair Market Value on the date of exercise equal to the sum of the Option Price for the withheld Shares and the remaining shares with respect to which the Optionee has exercised such option, or any combination of such methods of payment.

         7.2 Number of Shares. Subject to Section 9, the Option Agreement shall state the number of Shares to which it pertains.

         7.3 Date of Exercise. An Option may be exercised, to the extent vested, in whole or in part from time to time during the Option Period. Notwithstanding anything in this Plan or any Option Agreement to the contrary, no Option shall be exercisable prior to the approval of this Plan by the stockholders of the Company.

         7.4 Reorganization. In case the Company is merged or consolidated with another corporation, or in case of a reorganization, separation or liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company hereunder shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of appropriate securities of the Company, or appropriate shares or other securities of the merged, consolidated, or otherwise reorganized corporation, or the appropriate adjustment in the Option Price, or both, or (ii) give written notice to Optionees that their Options must be exercised, to the extent then exercisable after giving due effect to Section 7.3, within 60 days of the date of such notice or they will terminate, and to the extent that such Options are not exercised within such 60-day period they shall terminate and be of no further effect.

         7.5 Assignability. No option shall be assignable or transferable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and no option may be exercised other than by an Optionee or, after the death of an Optionee, by that Optionee's personal representatives, heirs, or legatees.

         7.6 No Right to Continue as Director. Nothing in the Plan nor in any option granted under the Plan shall confer (or be deemed to confer) any right on any Optionee to continue as a director of the Company or any Subsidiary or shall interfere in any way with the right of the Board or the stockholders of the Company, or the board of directors or stockholders (including the Company) of any subsidiary, to terminate such status at any time, with or without cause and with or without notice except as otherwise provided by the certificate of incorporation or by laws of the Company or such Subsidiary or applicable law.





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         7.7  Rights as a Stockholder.  An Optionee shall have no rights as a stockholder with respect to Shares covered by any Option until the date the Company has issued or delivered such Shares to the Optionee, and then only as to such Shares as are actually issued and delivered to the Optionee.

         7.8 Other Provisions. Option Agreements shall contain such other terms and conditions not inconsistent with the Plan as the Administrator shall deem advisable.

         7.9 Compliance with Law. Notwithstanding any provision of the Plan or any Option Agreement to the contrary, no option may be granted or exercised at any time when such Option or the granting or exercise thereof or payment therefor may result in the violation of any law or governmental order or regulation.

         7.10 Securities Laws. The Company intends to register the Shares issuable pursuant to exercise of Options under the Securities Act of 1933, as amended, and to effect similar compliance under applicable state laws, but shall be under no obligation to do so. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares issuable pursuant to exercise of Options, that the Optionee make such covenants, agreements and representations, including, without limitation, as to compliance with applicable securities laws, and that such certificates bear such legends, as the Administrator in its sole discretion deems necessary or desirable.

8.  SHARES AVAILABLE FOR OPTION.

         8.1 Maximum. Subject to Sections 7.4 and 9, no more than 150,000 Shares shall be subject to purchase pursuant to options granted under the Plan, which Shares may be either Shares held in treasury or authorized but unissued Shares. At all times during the term of the Plan, the Company shall have reserved that number of Shares less an amount equal to the number of Shares held in treasury and the number of Shares which have been issued pursuant to the exercise of Options. At all times after termination of the Plan the Company shall have reserved for issuance a number of Share; equal to the aggregate number of Shares subject to outstanding options less the number of Shares held in treasury.

8.2 Expiration or Termination. If any outstanding option under the Plan expires for any reason or is terminated prior to the expiration date of the Plan as set forth in Section 6, the Shares allocable to any unexercised portion of such Option may again be subject to an option.

9. RECAPITALIZATION OR CHANGE IN PAR VALUE OF COMMON STOCK. The aggregate number of Shares purchasable under options granted and which may be granted pursuant to the Plan and the option Price for Shares covered by each outstanding option shall all be proportionately adjusted, as deemed appropriate by the Administrator, if the Shares are split up, converted, exchanged, reclassified or in any way substituted for. The Administrator shall provide for appropriate adjustments of the numbers of shares purchasable under the Plan and of outstanding options in the event of stock dividends or distributions of assets or securities of other companies owned by the Company to stockholders relating to Common Stock for which the record date is prior to the date the Shares purchased by exercise of an Option are issued or transferred, except that no such adjustment shall be made for cumulative stock dividends of ten percent (10%) or less (in the aggregate) or cash dividends. Any such adjustment may include an adjustment of the Option Price or the number of Shares for which an Option may be exercised, or may provide for an escrow of assets or securities so distributed to be available upon future exercise. In the event of a change in the Company's presently authorized Common Stock which is limited to a change of all of its presently authorized Shares of Common Stock with par value into the same number of shares without par value, or any change of the then authorized Shares of Common Stock with par value into the same number of shares of Common Stock with a different par value, the shares resulting from any such change shall be deemed to be Shares as defined in
Section 1, and no change in the number of Shares covered by each option or in the Option Price shall take place.





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10.  INDEMNIFICATION; RELIANCE; EXCULPATION.

         10.1 Indemnification. Each person who is or shall have been a member of the Board of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit, or proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject, however, to the condition that upon the institution of any such claim, action, suit, or proceeding such person shall in writing give the Company an opportunity to intervene at the Company's expense on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold his or her harmless.

         10.2 Reliance. Each member of the Board and each officer and employee of the Company in performing duties under the Plan shall be entitled to rely upon information and reports furnished in connection with the administration of this Plan by any duly authorized officer or agent of the Company.

         10.3 Exculpation. No a member of the Board and no officer or employee of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

11. INCOME TAX WITHHOLDING. Any Option Agreement may include provisions that if the Company or a Subsidiary shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of an Option, the Company or the Subsidiary shall be entitled to deduct and to withhold such amount from any cash payments to be made to the Optionee. The Administrator may establish such rules and procedures, including, without limitation, any rules or procedures necessary to comply with Rule 16b-3, as it may deem necessary or advisable in connection with the withholding taxes relating to the exercise of any option.

12. AMENDMENT OR TERMINATION OF PLAN. The Plan may be terminated and may be modified or amended by the Board at any time and from time to time; provided, however, that (i) no modification or amendment increasing the aggregate number of Shares which may be issued under Options, materially increasing benefits accruing to Optionees, or materially modifying the requirements as to eligibility to receive options hereunder shall be effective without stockholder approval, (ii) no such termination, modification, or amendment of the Plan shall alter or affect the terms of any then outstanding Options previously granted hereunder without the consent of the holder thereof and (iii) the provisions of Section 5 with respect to the number of Shares for which Options shall be granted, the timing of such grants and the Option Price for such Options shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

13. SET-OFF. If at any time an Optionee is indebted to or otherwise obligated to make any payment to the Company or any Subsidiary, the Company may (a) withhold from the Optionee (i) following the exercise by the Optionee of an Option, Shares issuable to the Optionee having a Fair Market Value on the date of exercise up to the amount of indebtedness to the Company or (ii) following the sale by an Optionee of Shares received pursuant to the exercise of an Option amounts due to an Optionee in connection with the sale of such Shares up to the amount of the indebtedness to the Company, or (b) take any substantially similar action. The Company may establish such rules and procedures as it may deem necessary or advisable in connection with the taking of any action contemplated by this Section 13.





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14. HEADINGS.  The section headings contained herein have no substantive meaning or content and are not part of this Plan.